EXHIBIT 23.1

                   CONSENT OF COMPANY'S INDEPENDENT AUDITORS,
                        ROSENBERG RICH BAKER BERMAN & CO.

The Board of Directors
Coates Motorcycle Company, Ltd.

We consent to the inclusion in this Amendment No. 13 to the registration statement on Form SB-2 (File No. 333-109119) of Coates Motorcycle Company, Ltd. to be filed with the Securities and Exchange Commission on or about December 21, 2005, of our report dated May 27, 2005, of our audited financial statements of Coates Motorcycle Company, Ltd. which include the accompanying balance sheets as of December 31, 2004 and 2003, and the related statements of operations, cash flows and stockholders' equity for the year ended December 31, 2004 for the periods beginning March 18, 2003 (date of inception) through December 31, 2003 and December 31, 2004. We also consent to the references to our Firm under the captions "Experts" and "Selected Consolidated Financial Data"'.

/s/Rosenberg Rich Baker Berman & Co.
-------------------------------------
Rosenberg Rich Baker Berman & Co.

Bridgewater, New Jersey
December 21, 2005